UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 31, 2025
Date of Report (date of earliest event reported)
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JUSHI HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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British Columbia (State or other jurisdiction of incorporation or organization)	000-56468 (Commission File Number)	98-1547061 (I.R.S. Employer Identification Number)
301 Yamato Road, Suite 3250 Boca Raton, FL 33431
(Address of principal executive offices and zip code)
(561) 617-9100
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry into CEO Employment Agreement

On December 31, 2025, Jushi Holdings Inc. (the “Company”) entered into an Executive Employment Agreement with James Cacioppo, its Chief Executive Officer (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Mr. Cacioppo will be paid an annual base salary of $1,050,000, subject to certain annual adjustments as provided in the CEO Employment Agreement. Mr. Cacioppo is also entitled to an annual cash bonus targeted at 100% of his annual base salary, which may be increased, but not decreased, by the Company’s Board of Directors. Mr. Cacioppo is also entitled to receive 3,000,000 options to purchase subordinate voting shares of the Company on or before January 1 of each calendar year during the term of the CEO Employment Agreement (the “LTI Award Deadline”), and such options shall fully vest on the LTI Award Deadline to which such options apply. The CEO Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Mr. Cacioppo will also be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Cacioppo for Good Reason (each as defined in the CEO Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Cacioppo shall be entitled to receive: (i) the grant of the equity award for the fiscal year of termination that would have otherwise been granted by the end of the fiscal year; (ii) full vesting as of the date of termination of all Mr. Cacioppo’s outstanding equity-based awards, and (iii) a one-time lump sum payment of $5,000,000. Additionally, in the event of a change of control of the Company, Mr. Cacioppo shall receive (i) the grant of the equity award for the fiscal year in which the change of control occurs; (ii) full vesting of all Mr. Cacioppo’s outstanding equity-based awards, and (iii) a one-time lump sum payment of $5,000,000.

In the event the Company conducts a registered offering of subordinate voting shares for its own account, Mr. Cacioppo shall have the right, subject to the Board of Director’s good faith discretion, to include as part of such registration, up to a pro rata portion of Executive’s fully-diluted vested equity securities in the Company in such registered offering and any applicable registration statement filed for the purpose thereof.

The foregoing summary is not complete and qualified in its entirety by reference to the CEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2025, by and among the Company, JMGT, LLC and Jim Cacioppo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUSHI HOLDINGS INC.
Date: January 6, 2026	By:	/s/ Jon Barack
Jon Barack
President, Chief Revenue Officer and Corporate Secretary